1 Compensation Recovery Policy of Simpson Manufacturing Co., Inc. Effective date: July 28, 2023 1. Introduction and Purpose The Board of Directors (the "Board") of Simpson Manufacturing Co., Inc. (the "Company") believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for- performance compensation philosophy. The Board has therefore adopted this policy which permits the Company to recover Covered Compensation (as defined below), in accordance with the terms herein in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (the "Policy"). 2. Administration This Policy shall be administered by the Board or, if so designated by the Board, the Compensation & Leadership Development Committee of the Board (the "Compensation Committee"), in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals. 3. Definitions a. Accounting Restatement: an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement due to a Material Restatement (as defined below) or Non-Material Restatement (as defined below). b. Covered Compensation: the amount of Incentive-Based Compensation (as defined below) received during the applicable Covered Period (as defined below) that exceeds the amount of Incentive-Based Compensation that otherwise would have been received during such Covered Period had it been determined based on the relevant restated amounts, and computed without regard to any taxes paid. c. Covered Period: (i) the three completed fiscal years immediately preceding the Trigger Date (as defined below) and, if applicable, any transition period resulting from a change in the Company’s fiscal year within or immediately following those three completed fiscal years (provided, however, that if a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year comprises a period of nine to 12 months, such period would be deemed to be a completed fiscal year). d. Covered Person: (i) any current or former “Section 16 officer” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act, as determined by the Board, and (ii) “executive officers” as defined in Rule 3b-7 of the Exchange Act and identified under Item 401(b) of Regulation S-K. e. Financial Reporting Measure: measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any Exhibit 97

2 measures derived in whole or in part from such measures, as well as stock price and total shareholder return (“TSR”). f. Incentive-Based Compensation: any compensation (including cash and equity) granted, earned or vested based in whole or in part on the attainment of a Financial Reporting Measure (as defined above). For purposes of clarity, Incentive-Based Compensation includes compensation that is in any plan, other than tax-qualified retirement plans, including long term disability, life insurance, and supplemental executive retirement plans, and any other compensation that is based on such Incentive-Based Compensation, such as earnings accrued on notional amounts of Incentive- Based Compensation contributed to such plans. g. Material Restatement: an accounting restatement that corrects an error in previously issued financial statements that is material to the previously issued financial statements. h. Non-Material Restatement: an accounting restatement that corrects an error that is not material to previously issued financial statements, but that would result in a material misstatement if (i) the error was left uncorrected in the current report or (ii) the error correction was recognized in the current period. i. Trigger Date: the earlier to occur of: (i) the date that the Board, applicable Board committee, or officers authorized to take action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare the Accounting Restatement or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare the Accounting Restatement. 4. Policy Statement As of the date this Policy is adopted by the Board as indicated above (the "Effective Date"), the Company will recover reasonably promptly from any Covered Person, regardless of fault or responsibility, Covered Compensation, received by a Covered Person during any Covered Period unless the Compensation Committee has made a determination in accordance with Rule 10D-1 under the Exchange Act that: • the direct costs paid to a third party to assist in enforcing this policy would exceed the recoverable amount (and the Company has already made a reasonable attempt to recover such erroneously awarded Covered Compensation from such Covered Person, has documented such reasonable attempt(s) to recover, and has provided such documentation to the New York Stock Exchange (“NYSE”); or • if recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code, the Company may decide not to seek recovery. The Board shall determine, in its sole discretion, the timing and method for promptly recovering Covered Compensation hereunder, which may include without limitation (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder and (e) any other method authorized by applicable law or

3 contract. Subject to compliance with any applicable law, the Board may affect recovery under this Policy from any amount otherwise payable to the Covered Employee, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the Covered Employee. Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any Covered Employee that may be interpreted to the contrary, the Company shall not indemnify any Covered Employee against the loss of any Covered Compensation, including any payment or reimbursement for the cost of third-party insurance purchased by any Covered Employees to fund potential clawback obligations under this Policy. 5. Interpretation and Compliance Notwithstanding anything in this Policy to the contrary, at all times this Policy will be interpreted and enforced in accordance with the final rules and regulations adopted by the Securities and Exchange Commission (“SEC”), the final listing standards adopted by the NYSEand any applicable SEC or NYSE guidance or interpretations issued from time to time regarding Covered Compensation recovery requirement (collectively, the "Applicable Rules"). To the extent the Applicable Rules require the Company to recover Incentive-Based Compensation in additional circumstances besides those specified above, nothing in this Policy shall be deemed to restrict the right of the Company to recover Incentive-Based Compensation to the fullest extent required by the Applicable Rules. This Policy shall be deemed to be automatically amended, as of the date the Applicable Rules become effective with respect to the Company, to allow the Company to recover Incentive-Based Compensation to the extent required for this Policy to comply with the Applicable Rules. 6. General The Company may, in any incentive plan, compensation program, employment agreement, equity award agreement or other similar arrangement or agreement entered into with it on or after the Effective Date, as a condition to the grant of any benefit thereunder, require a recipient of such benefit to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law or pursuant to the terms of any employment agreement, equity award agreement or similar agreement and any other legal remedies available to the Company. The Board may amend or terminate this Policy at any time. 7. Frequently Asked Questions Answers to Frequently Asked Questions (subject to the Applicable Rules and any changes thereof and the Board's broad discretion in administering, interpreting and enforcing this Policy). Who is covered by this Policy? Any executive officer as defined under the Applicable Rules is always subject to this Policy (see next Q&A for more information). In addition, from time to time, the Board or the Compensation Committee may designate other employees of the Company and its affiliated entities, who have participated in the Company's equity incentive plans and/or cash incentive plans, as being subject to this Policy.

4 Who qualifies as an "executive officer" under the Applicable Rules? An "executive officer" generally includes the Company's CEO, president, principal financial officer, principal accounting officer (or controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Executive officers of the Company's parent or subsidiary entities shall be deemed executive officers of the Company if they perform such policy making functions for the Company. Does compensation recovery pursuant to this Policy require fault or responsibility on the part of a Covered Person? No. The Company has the right to recover excess Covered Compensation from a Covered Person even if such person did not engage in misconduct or have any role in preparing the Company's financial statements that required an Accounting Restatement. When is an Accounting Restatement required? An Accounting Restatement is a required revision of previously issued financial statements to reflect the correction of one or more errors that are material to those financial statements, or one or more errors that are not material to previously issued financial statements, but that would result in a material misstatement if (i) the errors were left uncorrected in the current report or (ii) the errors corrections were recognized in the current period.. An Accounting Restatement is "required" on the earlier of the date (a) the Company (through the Board, a committee thereof or an authorized officer) concludes, or reasonably should have concluded, that the Company's previously issued financial statements contain a material error or (b) the date a court, regulator or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error. What is the recoverable "portion" of Incentive-Based Compensation? The amount of Incentive-Based Compensation subject to recovery under this Policy shall be the amount of Incentive-Based Compensation received by a Covered Person that exceeds the amount of Incentive-Based Compensation they otherwise should have received had their compensation been determined based on the required Accounting Restatement. Such amount also shall be computed without regard to any taxes paid. How long is the look-back period? Three completed fiscal years preceding the date on which the Company is required to prepare an Accounting Restatement, provided that if the Company has changed its fiscal year during the three-year period, the look-back period includes the transition period unless such transition period is longer than nine months. For example, if the Company, continuing to report its financial condition and operating results based on calendar fiscal years, concludes in November 2023 that a restatement of previously issued financial statements is required and files the restated financial statements in January 2024, this Policy would apply to Incentive-Based Compensation received by Covered Persons in 2020, 2021 and 2022. Could the Company provide protection against compensation recovery? No. The Company will not provide indemnification or reimbursement with respect to any recovery made pursuant to this Policy.